Exhibit 10.8 Stock Purchase Agreement with Tracy Broadcasting Corporation

                            STOCK PURCHASE AGREEMENT

     THIS AGREEMENT is made and entered into this 26th day of May, 2003, by and between Telemetrix Inc., (hereinafter referred to as "Seller") and Tracy
Broadcasting Corporation, (hereinafter referred to as "Purchaser");

W I T N E S S E T H:

     WHEREAS, the Seller is authorized to issue up to 25,000,000 shares of common stock of Telemetrix Inc., (hereinafter referred to as the "Corporation"), a Delaware corporation, which Corporation has issued capital stock of 18,296,672 shares of $.001 par value common stock, and

     WHEREAS, the Purchaser desires to purchase 10,042,500 shares of said stock and the Seller desires to sell said stock, upon the terms and subject to the conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, and in order to consummate the purchase and the sale of the Corporation's Stock aforementioned, it is hereby agreed as follows:

     1. PURCHASE AND SALE:

     Subject to the terms and conditions hereinafter set forth, at the closing of the transaction contemplated hereby, the Seller shall sell, and immediately have issued for delivery to Purchaser certificate(s) representing such stock, and the Purchaser shall purchase from the Seller the Corporation's Stock in consideration of the purchase price set forth in this Agreement. The certificates representing the Corporation's Stock shall have all the necessary documentary transfer tax stamps affixed thereto at the expense of the Seller.

     The closing of the transactions contemplated by this Agreement (the
"Closing"), shall be held at Gering, Nebraska on May 15, 2003, at 1225 Sage
Street, or such other place, date and time as the parties hereto may otherwise agree.

     At closing, the Seller shall deliver to Purchaser, documentation from
Hartford Holdings, Ardara, Wyse & Ionian Investments, Michael J. Tracy, Michael
L. Glaser, and Becker Capital Management representing and attesting the conversion of all debt held by those entities into equity in Seller and furthre representing the voluntary reduction in the number of shares of common stock of the seller held by each in exchange for shares of a preferred stock issue of
Seller.

     2. AMOUNT AND PAYMENT OF PURCHASE PRICE.

     The total consideration and method of payment thereof are fully set out in
Exhibit "A" attached hereto and made a part hereof.

     3. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller hereby warrants and represents:

     (a) Organization and Standing.

         Corporation is a corporation duly organized, validly existing and in good standing

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under the laws of the State of Delaware and has the corporate power and authority to carry on its business as it is now being conducted.

     (b) Restrictions on Stock.

     i. The stock is "restricted" as defined in SEC Rule 144 and any certificates issued to Purchaser may bear a restrictive legend concerning these restrictions.

     ii. Seller is the lawful owner of the Stock, free and clear of all security interests, liens, encumbrances, equities and other charges.

     iii. There are no existing warrants, options, stock purchase agreements, redemption agreements, restrictions of any nature, calls or rights to subscribe of any character relating to the stock, nor are there any securities convertible into such stock.

     4. REPRESENTATIONS AND WARRANTIES OF SELLER AND PURCHASER.

     Seller and Purchaser hereby represent and warrant that there has been no act or omission by Seller, Purchaser or the Corporation which would give rise to any valid claim against any of the parties hereto for a brokerage commission, finder's feel or other like payment in connection with the transactions contemplated hereby.

     5. GENERAL PROVISIONS

     (a) Entire Agreement.

     This Agreement (including the exhibits hereto and any written amendments hereof executed by the parties) constitutes the entire Agreement and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

     (b) Sections and Other Headings.

     The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

     (c) Governing Law.

     This agreement, and all transactions contemplated hereby, shall be governed by, construed and enforced in accordance with the laws of the State of
Nebraska. The parties herein waive trial by jury and agree to submit to the personal jurisdiction and venue of a court of subject matter jurisdiction located in Scotts Bluff County, State of Nebraska. In the event that litigation results from or arises out of this Agreement or the performance thereof, the parties agree to reimburse the prevailing party's reasonable attorney's fees, court costs, and all other expenses, whether or not taxable by the court as costs, in addition to any other relief to which the prevailing party may be entitled.

     (d) Signatures

     This Agreement may be executed in counterparts, with each such duly executed counterpart having the same validity, force and effect as the original.

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     (e) Facsimile Copies

     A facsimile copy of this document and any signatures shall be considered for all purposes and intent as legal and binding originals.

     IN WITNESS WHEREOF, this Agreement has been executed by each of the individual parties hereto on the date first above written.

     Signed, sealed and delivered in the presence of:

Telemetrix Inc.                               Telemetrix Inc.

/s/William W. Becker                          /s/Michael L. Glaser
William W. Becker                             Michael L. Glaser
Chairman of the Board of Directors            Secretary

Tracy Broadcasting Corporation

/s/Michael J. Tracy
Michael J. Tracy, President

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                                  EXHIBIT "A"

AMOUNT AND PAYMENT OF PURCHASE PRICE

     (a) Consideration.

     As total consideration for the purchase and sale of the Corporation's
Stock, pursuant to this Agreement, the Purchaser shall pay to the Seller the sum of Four Hundred One Thousand Seven Hundred Dollars ($401,700), such total consideration to be referred to in this Agreement as the "Purchase Price".

     (b) Payment.

     The Purchase Price shall be paid as follows:

     i. The sum of Four Hundred One Thousand Seven Hundred Dollars ($401,700) to
be delivered to Seller upon the execution of this Agreement.

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